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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Bolt Beranek and Newman Inc. on Form S-8 (File Nos. 33-61489, 33-52656, 33-44894, 33-32023, 33-31385, 33-20216, 33-13857, 2-88754, and 2-88724) of our
reports dated August 8, 1995, on our audits of the consolidated financial statements and financial statement schedules of Bolt Beranek and Newman Inc. as of June 30, 1995, 1994, and 1993, which reports are included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
August 21, 1995

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